Exhibit 10.4

Execution Version

AMENDMENT NO. 1 TO
PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this “Amendment”)
is made and entered into as of May 31, 2023 (the “Effective Date”) by and between New Covert Generating Company, LLC, a Delaware limited liability company (“Seller”), and Consumers Energy Company, a Michigan corporation (“Buyer”), who are parties to that certain Purchase and Sale Agreement, dated June 21, 2021, by and between Seller and Buyer (the “PSA”). Seller and Buyer are sometimes referred to herein each as a “Party” and collectively as the “Parties”. Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the PSA.

RECITALS

WHEREAS, the Parties desire to amend the PSA pursuant to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.    Amendment to Exhibits.

a.    A new Exhibit 5.4(a) entitled “Form of MISO GIA”, a copy of which is attached to this Amendment, is hereby added to the Table of Contents in the PSA as well as to the Exhibits to the PSA.

b.    A new Exhibit 6.11 entitled “Form of Contingent Assignment and Assumption Agreement”, a copy of which is attached to this Amendment, is hereby added to the Table of Contents in the PSA as well as to the Exhibits to the PSA.

c.    A new Exhibit 10.4(c) entitled “Form of Amended and Restated Transaction Confirmation”, a copy of which is attached to this Amendment, is hereby added to the Table of Contents in the PSA as well as to the Exhibits to the PSA.

2.    Amendment to Section 1.1 Definitions.

a.    Section 1.1 of the PSA is hereby amended to delete the definitions of “External Resource Transaction”, “Post-Closing Gas Agreement”, “Post-Closing Water Services Agreement”, “Tax Clearance Certificate” and “Tax Status Letter” in their entirety from the PSA.

b.    Section 1.1 of the PSA is hereby amended by removing the definition of “Net Working Capital” and replacing it in its entirety with the following:

““Net Working Capital” means, as of the applicable date and without duplication, the amount (expressed as a positive or negative number) determined by subtracting (a) the aggregate value of the current liabilities of the Business that are included in the Assumed Liabilities from (b) the aggregate value of the current assets of the Business that are included in the Purchased Assets, as calculated in accordance with the formula and methodology (including adjustments) as described in, and used in the preparation of, and only applying values to the categories of listed assets and liabilities as set forth in, Schedule 1.1-A. For the avoidance of doubt, any liabilities associated with
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(i) that certain Security Agreement among Sequent Energy Management L.P., New Covert Generating Company, LLC and MUFG Union Bank, N.A., as Collateral Agent, dated May 24, 2019; (ii) that certain Transaction Confirmation between Sequent Energy Management, L.P., and New Covert Generating Company, LLC, dated June 27, 2018; or (iii) to the extent covered under the second sentence of the first paragraph of Section 13 of that certain Amended and Restated Transaction Confirmation, by and between Sequent Energy Management LLC (f/k/a Sequent Energy Management, L.P.) and New Covert Generating Company, LLC, dated May 31, 2023 and entered into pursuant to Section 10.4(c) (including in the case of clauses (ii) and (iii) above, any unpaid amounts payable to Sequent Energy Management L.P. (n/k/a Sequent Energy Management LLC) thereunder), which for avoidance of doubt shall include amounts covered under clauses (i),
(ii) or (iii) and incurred on the Closing Date until the time that Closing is deemed to have occurred for tax and accounting purposes, will not be included in the calculation of Net Working Capital and shall constitute Excluded Liabilities. Schedule 1.1-A, which is a sample calculation of Net Working Capital as of December 31, 2020, is solely for illustrative purposes.”

3.    Amendment to Section 2.3(g). Section 2.3(g) of the PSA is hereby amended by replacing it in its entirety with the following:

“(g)(i) all amounts payable under the Assigned Contracts for goods or services received thereunder prior to or on the Closing Date that remain unpaid and are delinquent as of the Closing Date and any Liens arising therefrom; or (ii) any Liabilities associated with (x) that certain Security Agreement among Sequent Energy Management L.P., New Covert Generating Company, LLC and MUFG Union Bank, N.A., as Collateral Agent, dated May 24, 2019; (y) that certain Transaction Confirmation between Sequent Energy Management, L.P., and New Covert Generating Company, LLC, dated June 27, 2018; or (z) to the extent covered under the second sentence of the first paragraph of Section 13 of that certain Amended and Restated Transaction Confirmation, by and between Sequent Energy Management LLC (f/k/a Sequent Energy Management, L.P.) and New Covert Generating Company, LLC, dated May 31, 2023 and entered into pursuant to Section 10.4(c) (including in the case of clauses (y) and (z) above, any unpaid amounts payable to Sequent Energy Management L.P. (n/k/a Sequent Energy Management LLC) thereunder), which for avoidance of doubt shall include amounts covered under clauses (x), (y) or (z) and incurred on the Closing Date until the time that Closing is deemed to have occurred for tax and accounting purposes;”

4.    Amendment to Section 2.5. Section 2.5 of the PSA is hereby amended by replacing it in its entirety with the following:

“Closing. The Closing shall take place at the offices of Consumers Energy Company, One Energy Plaza, Jackson, MI 49201 (a) at 8:30 A.M. local time on May 31, 2023 (subject to the satisfaction or waiver of the conditions to the Closing set forth in ARTICLE VI and ARTICLE VII, other than actions that by their nature can only be taken at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing) or (b) on such other date and at such other time as Buyer and Seller mutually agree in writing; provided, that except for timely delivery of any Closing documentation that must be provided to the relevant recipient(s) as originals, the Closing may occur remotely via electronic exchange of the remaining required Closing documentation in lieu of any in-person Closing, and the Parties shall reasonably cooperate in connection therewith. All actions listed in Section 2.6 or Section 2.7 that occur on the Closing Date shall be deemed to occur simultaneously at the Closing. For purposes of this Agreement and the transactions contemplated hereby, the effective time of the Closing for tax and accounting purposes will be deemed to occur at 11:59 P.M. local time on the Closing Date. Notwithstanding the effective time of the Closing, Seller shall remain responsible for all PJM settlement activities so long as the Project remains connected to PJM before its transition to MISO.”

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5.    Amendments to Section 2.6.

a.    Section 2.6(b) of the PSA is hereby amended by replacing it in its entirety with the following:

“(b)(i) evidence that an application in the form attached as Exhibit 2.6(b)-1 was filed with the state of Michigan on or before March 1, 2023 and (ii) a letter from any Taxing Authority for the State of Michigan who responds to such application indicating whether there are any amounts owed to such Taxing Authority as of the date set forth in such letter; provided, that, if any Taxes attributable to a Pre-Closing Taxable Period are claimed by any such Taxing Authority to be owed (whether before or after the Closing), Seller covenants and agrees that it shall make timely payments of such amounts and such amounts paid or to be paid are solely at Seller's cost and expense;”

b.    Section 2.6(l) of the PSA is hereby amended by replacing it in its entirety with “[Reserved]”.

6.    Amendment to Section 2.7. Section 2.7(c) of the PSA is hereby amended by replacing it in its entirety with “[Reserved]”.

7.    Amendment to Section 5.1. Section 5.1(c)(iv) of the PSA is hereby amended by replacing it in its entirety with “[Reserved]”.

8.    Amendment to Section 5.2.

a.    Section 5.2(a) of the PSA is hereby amended and restated in its entirety as follows:

“(a) During the Interim Period, Seller will, and will cause its Representatives to (at Buyer's sole cost and expense) provide Buyer and its Representatives with reasonable access, upon reasonable prior notice to Seller and during normal business hours, to the Property and to the officers and employees of Seller and its Affiliates who have significant responsibility in respect of the Business or the Purchased Assets, but only to the extent that such access is under the supervision of Seller's Representatives and does not disrupt or interfere with the business of Seller or the Business and that such access is reasonably related to the requesting Party's obligations and rights hereunder, and subject to compliance with applicable Laws, COVID-related restrictions and protocols and any Contracts or Permits to which Seller or any of its Affiliates is a party; provided, however, that Seller shall have the right to (x) have a Representative present for any communication with employees or officers of Seller or its Affiliates, and (y) impose reasonable restrictions and requirements for safety purposes. During the Interim Period, Seller will use commercially reasonable efforts to provide Buyer with information as may be reasonably requested by Buyer, relating to any occurrence or failure of an event or circumstance to occur, which occurrence or failure would reasonably be likely to cause any representation or warranty of Seller contained in this Agreement to be untrue or inaccurate. In all events, Seller shall have the right to restrict access to any information to the extent the disclosure of such information would, as reasonably determined by Seller, (1) jeopardize attorney-client privilege relating to any pending or threatened Claim or (2) conflict with any confidentiality obligations by which Seller or any of its Affiliates is bound that Seller is unable to overcome after using commercially reasonable efforts to seek the consent to disclosure from the owner of the confidential information or otherwise having used commercially reasonable efforts to enable the confidential information to be disclosed to Buyer in a manner consistent with such confidentiality obligations. Prior to the Closing Date, Buyer shall not have the right to examine and/or inspect the Property more than one time per week (recognizing that due to the reason for the examination and/or inspection, it may extend beyond one day). Within a reasonable time prior to the anticipated Closing Date and until the end of the Term of the Transition Services Agreement (as ‘Term” is defined in the Transition Services Agreement), Seller shall use commercially

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reasonable efforts to provide or cause to be provided to Buyer such pertinent data or information as Buyer shall reasonably require to determine the amount of service, compensation or any other information related to benefits with respect to each Facility Employee that Buyer elects to hire as of the Closing Date or during the Term of the Transition Services Agreement (as “Term” is defined in the Transition Services Agreement)..”

b.    Section 5.2 of the PSA is hereby amended by adding a new Section 5.2(e) at the end thereof as follows:

“(e) From and after the date that is three (3) months prior to the anticipated Closing Date until the end of the Term of the Transition Services Agreement (as “Term” is defined in the Transition Services Agreement), Seller shall use commercially reasonable efforts to facilitate Buyer’s access to the Facility Employees for the purpose of communicating with such Facility Employees regarding bona fide employment opportunities following the Closing with Buyer.”

9.    Amendment to Section 5.4.

a.    Section 5.4(a) of the PSA is hereby amended by replacing it in its entirety with the following:

“(a) The covenant described in this Section 5.4(a) is the “Interconnection and Capacity Requirement” and shall be completed at Seller's sole cost and expense; provided, that in no event shall Seller be required to incur any out-of-pocket fees, costs and/or expenses in connection with satisfying the Interconnection and Capacity Requirement that (when combined with out-of-pocket fees, costs and/or expenses borne by USPG in connection with the PJM TSA Services under Section
5.24) exceed the Interconnection Cap. During the Interim Period Seller shall establish a MISO Interconnection Queue Position and use commercially reasonable efforts to pursue entry into a generator interconnection agreement with MISO, substantially in the form attached hereto as Exhibit 5.4(a) (the “MISO GIA”). As part of meeting the Interconnection and Capacity Requirement, during the Interim Period, Seller shall (i) keep Buyer reasonably informed as to the process, (ii) provide Buyer with an opportunity to participate in calls with MISO and/or PJM (to the extent reasonably practicable and permitted by MISO and/or PJM), and (iii) provide Buyer with a reasonable opportunity to review and comment on any material documentation to be submitted by Seller to MISO and/or PJM.”

b.    Section 5.4(b) of the PSA is hereby amended by removing the following:

“or enter into a reasonably acceptable External Resource Transaction with respect to the entire Project by the deadline stated in Section 6.8.”

10.    Amendment to Section 5.11(c). Section 5.11(c) of the PSA is hereby amended by adding the following as the new last sentence thereof:

“If after the Closing Seller receives a refund or utilizes a credit of any Property Tax in respect of the Purchased Assets attributable to that portion of a Straddle Period beginning after the Closing Date, Seller shall pay to Buyer within twenty (20) Business Days after such receipt or utilization an amount equal to such refund received or credit utilized, together with any interest received or credited thereon net of any out-of-pocket costs associated therewith.”

11.    Amendment to Section 5.24. Section 5.24 of the PSA is hereby amended by replacing it in its entirety with the following:

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“Commencing promptly after the date of this Agreement, the Parties shall in good faith negotiate a transition services agreement between USPG and Buyer (in form and substance reasonably satisfactory to Buyer and Seller) pursuant to which USPG will provide mutually-agreeable transition services (including such services as are necessary to transition operations, maintenance and ongoing activities at the Project) to Buyer following the Closing (the “Transition Services Agreement”). The Parties shall use commercially reasonable efforts to cause the Transition Services Agreement to be finalized by no later than December 15, 2021, and if the same does not occur by such date then all remaining open issues will be submitted to the Parties' respective senior officers to seek prompt resolution thereof. The Parties agree that the Transition Services Agreement will, without limitation, contain provisions whereby the services to be provided to Buyer under the Transition Services Agreement will include reasonable PJM market participant services (the “PJM TSA Services”) at no cost to Buyer; provided, that in no event shall Seller be required to incur any out-of-pocket fees, costs and/or expenses in connection with providing the PJM TSA Services that (when combined with out-of-pocket fees, costs and/or expenses borne by Seller in connection with the satisfying the Interconnection and Capacity Requirement) exceed the Interconnection Cap. The Transition Services Agreement will also contain provisions to address any issues with Buyer not being able to formally add new employees during the months of December or January due to systems updates.”
12.    Amendment to Section 6.8. Section 6.8 of the PSA is hereby amended by replacing it in its entirety with the following:
“The MISO GIA shall have been fully executed by all parties thereto.”

13.    Amendment to Article VI. Article VI of the PSA is hereby amended by adding a new Section 6.11 at the end thereof as follows:

“6.11 Contingent Assignment and Assumption Agreement. A contingent assignment and assumption agreement substantially in the form of Exhibit 6.11 shall have been duly executed and delivered by Seller, Buyer, USPG, and Consolidated Asset Management Services (Michigan), LLC and shall be in full force and effect.”

14.    Amendment to Section 10.4(c). Section 10.4(c) of the PSA is hereby amended by replacing it in its entirety with the following:

“On the Closing Date prior to the Closing, Seller shall enter into the Amended and Restated Transaction Confirmation, by and between Sequent Energy Management LLC (f/k/a Sequent Energy Management, L.P.) and Seller, in the form attached hereto as Exhibit 10.4(c), it being understood and agreed by Seller that: (a) Seller shall not be permitted to enter into such Contract until such time; and (b) such Contract shall not become effective and assigned to Buyer until the effective time of the Closing for tax and accounting purposes is deemed to have occurred under Section 2.5. If a Contract listed in Schedule 1.1-AC by its terms (as such terms exist as of the date hereof) expires prior to the Closing Date, then such Contract shall be deemed not to be an Assigned Contract.”

15.    Amendment to Exhibit 2.1(a). Exhibit 2.1(a) of the PSA is hereby amended by replacing item (p) therein in its entirety with “[Reserved]”.

16.    Amendments to Exhibit 2.1(b).

a.    Exhibit 2.1(b) is hereby amended by replacing item (g) therein in its entirety with the following:
“(g) cash, cash equivalents, certificates of deposit, bank deposits, commercial paper, securities, and accounts receivable and any similar current assets of Seller or any of its Affiliates earned or accrued, or arising from or relating to the Business, prior to the Closing;”

b.    Exhibit 2.1(b) is hereby amended by replacing item (i) therein in its entirety with the following: “(i) all bank accounts of Seller;”
17.    Amendment to Exhibit 2.6(b)-2. Exhibit 2.6(b)-2 of the PSA is hereby removed in its entirety.

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18.    Amendment to Exhibit 5.17. The Form of Monthly Operating Report is hereby amended by removing the below and replacing it with “[Reserved]”:

“Progress towards MISO reconnection and any External Resource Transaction;”

19.    Amendment to Schedule 1.1-A. Schedule 1.1-A of the PSA is hereby replaced with Schedule 1.1-A attached to this Amendment.

20.    Amendments to Schedule 1.1-AC.

a.    Schedule 1.1-AC of the PSA is hereby amended by removing the following items and replacing each with “[Reserved]”:

“6. ITS-3 Service Agreement between ANR Pipeline Company and New Covert Generating Company, LLC, dated May 2, 2012”

“7. IPLS Service Agreement between ANR Pipeline Company and New Covert Generating Company, LLC, dated May 2, 2012”

“9. Base Contract for Sale and Purchase of Natural Gas between Sequent Energy Management, L.P., and New Covert Generating Company, LLC, dated June 1, 2018”

“10. Transaction Confirmation between Sequent Energy Management, L.P., and New Covert Generating Company, LLC, dated June 27, 2018”

“12. Facilities Reimbursement Agreement by and between New Covert Generating Company, LLC and ITC Interconnection LLC, dated as of August 25, 2014, as amended by Amendment No. 1, dated February 1, 2017”

“13. Facilities Development Agreement by and between New Covert Generating Company, LLC and ITC Interconnection LLC, dated as of August 25, 2014, as amended by that certain Letter dated December 9, 2014”

“14. Substation Purchase Agreement between ITC Interconnection LLC and New Covert Generating Company, LLC, dated June 1, 2016”

“15. Interconnection Service Agreement (PJM Queue #AC1-072) among PJM Interconnection, L.L.C., New Covert Generating Company, LLC and ITC Interconnection LLC, dated May 8, 2018”
b.    Schedule 1.1-AC of the PSA is hereby amended by removing item “8. Master Services Agreement between New Covert Generating Company, LLC and SUEZ WTS Services USA, Inc. (f/k/a GE Mobile Water, Inc.), dated November 1, 2016” and replacing it with the following:

“8. Master Services Agreement between New Covert Generating Company, LLC and SUEZ WTS Services USA, Inc. (f/k/a GE Mobile Water, Inc.), dated November 1, 2016 (as amended by that certain Contract Amendment, effective January 1, 2022)”

c.    Schedule 1.1-AC of the PSA is hereby amended by removing item “22. If duly executed and entered into prior to Closing, the Generator Interconnection and Operating Agreement, to be entered into between Michigan Electric Transmission Company, LLC, Midcontinent Independent System Operator, Inc., New Covert Generating Company, LLC and/or other parties upon completion of the MISO interconnection process” and replacing it with the following:

“22. The MISO GIA”

d.    Schedule 1.1-AC of the PSA is hereby amended by adding the following item:

“Amended and Restated Transaction Confirmation, by and between Sequent Energy Management LLC (f/k/a Sequent Energy Management, L.P.) and New Covert Generating Company, LLC, dated May 31, 2023”

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21.    Amendment to Schedule 3.3(b).

a.    Schedule 3.3(b) of the PSA is hereby amended by removing the following items from Section 2 thereof and replacing each with “[Reserved]”:

“(d) Consent of ANR Pipeline Company under that certain ITS-3 Service Agreement between ANR Pipeline Company and Seller, dated May 2, 2012.”

“(e) Consent of ANR Pipeline Company under that certain IPLS Service Agreement between ANR Pipeline Company and Seller, dated May 2, 2012.”

“(j) Consent of ITC Interconnection LLC under that certain Facilities Reimbursement Agreement by and between Seller and ITC Interconnection LLC dated as of August 25, 2014, as amended by Amendment No. 1 dated February 1, 2017.”

“(k) Consent of ITC Interconnection LLC under that certain Facilities Development Agreement by and between Seller and ITC Interconnection LLC, dated as of August 25, 2014, as amended by that certain Letter dated December 9, 2014.”

“(l) Consent of ITC Interconnection LLC under that certain Substation Purchase Agreement between ITC Interconnection LLC and Seller, dated June 1, 2016.”

“(m) Consent of both PJM Interconnection, LLC and ITC Interconnection LLC under that certain Interconnection Service Agreement (PJM Queue #AC1-072) among PJM Interconnection, LLC, Seller and ITC Interconnection LLC, dated May 8, 2018.”

b.    Schedule 3.3(b) of the PSA is hereby amended by removing item “(f) Consent of SUEZ WTS Services USA, Inc. (f/k/a GE Mobile Water, Inc.) under that certain Master Services Agreement between Seller and SUEZ WTS Services USA, Inc. (f/k/a GE Mobile Water, Inc.) dated November 1, 2016.” and replacing it with the following:

“(f) Consent of SUEZ WTS Services USA, Inc. (f/k/a GE Mobile Water, Inc.) under that certain Master Services Agreement between Seller and SUEZ WTS Services USA, Inc. (f/k/a GE Mobile Water, Inc.) dated November 1, 2016 (as amended by that certain Contract Amendment, effective January 1, 2022).”

22.    Letters of Credit. Schedule 5.1(c) of the PSA is hereby amended by replacing it in its entirety with “[Reserved]”.

23.    No Other Modification. Except as set forth in this Amendment, the terms of the PSA shall remain unmodified, and the PSA, as amended by this Amendment, is and shall remain in full force and effect in accordance with its terms and is hereby ratified by the Parties. On and after the date of this Amendment, each reference in the PSA to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the PSA in any other agreements, documents or instruments executed and delivered in connection with the PSA shall mean and be a reference to the PSA as modified by this Amendment.

24.    Headings; Counterparts; Facsimile. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any electronic or facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

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IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment as of the Effective Date.

SELLER:

NEW COVERT GENERATING COMPANY, LLC

By:	/s/ Mark R. Sudbey
Name:	Mark R. Sudbey
Title:	CEO
[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]

IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment as of the Effective Date.

BUYER:

CONSUMERS ENERGY COMPANY

By:	/s/ Timothy J. Sparks
Name:	Timothy J. Sparks
Title:	Vice President of Electric Supply
[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]